Exhibit 99.1

Hopkins Building
Hopkins, MN

CORPORATE HEADQUARTERS
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
866.655.3600
behringerharvard.com

INVESTOR INFORMATION
For additional information about
Behringer Harvard and its real estate programs,
please contact us at 866.655.3650.

Commentary & Highlights

Fund

•                  The Hopkins Building, located in southwest suburban Minneapolis is 100 percent leased through 2010 to SunGard Data Systems Inc. (NYSE: SDS). We have initiated renewal discussions with SunGard regarding extension of their lease and with the goal that those discussions ultimately result in an early renewal of their lease. Property & Portfolio Research reports that this southwestern submarket rivals Minneapolis’ central business district by both size and rent. Rental rates recently increased to an average rental rate of $26.70 per square foot, and vacancies have fallen by more than five percentage points since 2004.

•                  The wholly owned, five-property portfolio continues to report strong occupancy of 93.6 percent. Although we had two tenants vacate their space at Parkway Vista upon the expiration of their leases during the first quarter, leasing activity remains relatively strong with several proposals out to potential replacement tenants.

•                  Investors continued to receive distributions at a 6 percent annualized rate, based upon a $10 per unit purchase price.

Financial Statements

•                  Rental revenue was approximately $943,000 during the first quarter of 2008, as compared to approximately $1,076,000 during the first quarter of 2007. The portfolio’s increased vacancy has contributed to reduced rental revenue.

•                  Net operating income (NOI) during the first quarter of 2008 was approximately $546,000 as compared to approximately $657,000 for the first quarter of 2007. The decline in NOI was impacted by decreased rental revenue during the first quarter of 2008, and partially offset by reduced real estate tax expense resulting from successful appeals of property tax assessments.

•                  During the first quarter of 2008, net income was $27,000, as compared to $234,000 during the same quarter in the prior-year period. The decrease was driven by an increase in general and administrative expenses, a decline in interest income, and lower occupancy due to two tenants’ leases that expired at Parkway Vista. Interest income decreased due to lower interest rates received on funds during the first quarter of 2008, as compared to the first quarter of 2007. The first quarter’s general and administrative expenses rose due to the timing of expense recognition for several items, as well as an increase in legal and Sarbanes-Oxley-related expenses. We currently anticipate that 2008 annual general and administrative expenses will be comparable to 2007.

Market Conditions

•                  U.S. office market rental rates continued their climb in the first quarter as reported by CoStar. Average rental rates at the end of the first quarter of 2008 were $24.51 per square foot, a 2.9 percent increase over the fourth quarter of 2007. CoStar also reported that Dallas/Fort Worth office market rents rose to $20.66, an increase of 1.5 percent from the end of the fourth quarter of 2007, when rents were reported at $20.35 per square foot.

•                  The Federal Reserve Bank of Dallas reported that Dallas’ economy continued to expand modestly through March. Payrolls in the metro area grew by 2,600 jobs in March, an increase of 1.5 percent. March’s growth in payrolls was driven by professional and business services sectors which added 900 jobs. Three of our five investments are located in the Dallas area.

Consolidated Balance Sheets

(in thousands, except unit amounts)	Mar. 31, 2008	Dec. 31, 2007

Assets

Real estate	$5,682	$5,682

Land	15,689	15,873

Buildings, net	21,371	21,555

Total real estate

Cash and cash equivalents	7,217	7,614

Accounts receivable, net	331	367

Prepaid expenses and other assets	40	44

Lease intangibles, net	3,189	3,412

Total assets	$32,148	$32,992

Liabilities and partners’ capital

Liabilities

Accounts payable	$59	$5

Payables to related parties	42	25

Acquired below-market leases, net	188	210

Distributions payable	220	220

Accrued liabilities	872	1,147

Total liabilities	1,381	1,607

Partners’ capital

Limited partners, 44,000,000 units authorized; 4,309,444 units issued and outstanding at March 31, 2008 and December 31, 2007	30,766	31,384

General partners	1	1

Total partners’ capital	30,767	31,385

Total liabilities and partners’ capital	$32,148	$32,992

Consolidated Statements of Cash Flows

(in thousands)	3 mos. ended Mar. 31, 2008	3 mos. ended Mar. 31, 2007

Cash flows from operating activities

Net income	$27	$234

Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:

Depreciation and amortization	382	387

Change in accounts receivable	39	(13)

Change in prepaid expenses and other assets	4	(9)

Change in accounts payable	54	(39)

Change in accrued liabilities	(275)	(659)

Changes in payables to related parties	17	(11)

Cash provided by (used in) operating activities	248	(110)

Cash flows from financing activities

Distributions	(645)	(638)

Net change in cash and cash equivalents	(397)	(748)

Cash and cash equivalents at beginning of period	7,614	2,643

Cash and cash equivalents at end of period	$7,217	$1,895

Net Operating Income (NOI)

(in thousands)	3 mos. ended Mar. 31, 2008	3 mos. ended Mar. 31, 2007

Rental revenue	$943	$1,076

Operating expenses

Property operating expenses	170	165

Real estate taxes	192	217

Property and asset management fees	66	71

Less: Asset management fees	(31)	(34)

Total operating expenses	397	419

Net operating income[1]	$546	$657

Reconciliation of NOI to Net Income

Net operating income[1]	$546	$657

Less: General & administrative	(154)	(92)

Depreciation & amortization	(389)	(393)

Asset management fees	(31)	(34)

Provision for income taxes	(3)	-

Add: Interest income	58	94

Income from discontinued operations	-	2

Net income	$27	$234

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our financial position as of March 31, 2008, and December 31, 2007, and our results of operations and cash flows for the periods ended March 31, 2008, and March 31, 2007.  A copy of the Partnership’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, or by visiting behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Mid-Term Value Enhancement Fund I LP (which may be referred to as the “REIT,” the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future, and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

1Net operating income (NOI), a non-GAAP financial measure, is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, income taxes, and the sale of assets. Management believes that NOI provides an accurate measure of the Partnership’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net income has been provided.

Consolidated Statements of Operations

(in thousands, except per unit amounts)	3 mos. ended Mar. 31, 2008	3 mos. ended Mar. 31, 2007

Rental revenue	$943	$1,076

Expenses

Property operating expenses	170	165

Real estate taxes	192	217

Property and asset management fees	66	71

General and administrative	154	92

Depreciation and amortization	389	393

Total expenses	971	938

Interest income	58	94

Income before income taxes	30	232

Provision for income taxes	3	-

Income from continuing operations	27	232

Income from discontinued operations	-	2

Net income	$27	$234

Allocation of net income

Net income allocated to general partners	$-	$-

Net income allocated to limited partners	$27	$234

Weighted average number of limited partnership units outstanding	4,309	4,309

Net income per limited partnership unit – basic and diluted

Income from continuing operations	$0.01	$0.05

Income from discontinuing operations	-	-

Basic and diluted net income per limited partnership unit	$0.01	$0.05

FIRST-CLASS MAIL US POSTAGE PAID ADDISON, TX PERMIT NO. 36
15601 Dallas Parkway, Suite 600
Addison, TX 75001
866.655.3600

Date Published 07/08 • IN • 207028
© 2008 Behringer Harvard